Exhibit 99.1

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release

Intel Reports Record Quarterly Revenue of $14.6 Billion

News Highlights:

•	Third-Quarter revenue of $14.6 billion, up $1.1 billion or 8 percent year-over-year

•	Record quarterly unit shipments of PCs, servers, tablets, phones and Internet of Things, the first time Intel has shipped more than 100 million microprocessors in a quarter

•	Operating income of $4.5 billion, up 30 percent year-over-year

•	Completed $4.2 billion share repurchase

SANTA CLARA, Calif., October 14, 2014 -- Intel Corporation today reported third-quarter revenue of $14.6 billion, operating income of $4.5 billion, net income of $3.3 billion and EPS of $0.66. The company generated approximately $5.7 billion in cash from operations, paid dividends of $1.1 billion and used $4.2 billion to repurchase 122 million shares of stock.

“We are pleased by the progress the company is making,” said Intel CEO Brian Krzanich. “We achieved our best-ever revenue and strong profits in the third quarter.  There is more to do, but our results give us confidence that we’re successfully executing to our strategy of extending our products across a broad range of exciting new markets.”

Q3 Key Business Unit Trends

•	PC Client Group revenue of $9.2 billion, up 6 percent sequentially and up 9 percent year-over-year.

•	Data Center Group revenue of $3.7 billion, up 5 percent sequentially and up 16 percent year-over-year.

•	Internet of Things Group revenue of $530 million, down 2 percent sequentially and up 14 percent year-over-year.

•	Mobile and Communications Group revenue of $1 million, consistent with expectations.

•	Software and services operating segments revenue of $558 million, up 2 percent sequentially and up 2 percent year-over-year.

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Financial Comparison
Quarterly
	Q3 2014	Q2 2014	vs. Q2 2014
Revenue	$14.6 billion	$13.8 billion	up 5%
Gross Margin	65.0%	64.5%	up 0.5 point
R&D and MG&A	$4.8 billion	$4.9 billion	down 2%
Operating Income	$4.5 billion	$3.8 billion	up 18%
Tax Rate	27.1%	28.7%	down 1.6 points
Net Income	$3.3 billion	$2.8 billion	up 19%
Earnings Per Share	66 cents	55 cents	up 20%

Financial Comparison
Year-Over-Year
	Q3 2014	Q3 2013	vs. Q3 2013
Revenue	$14.6 billion	$13.5 billion	up 8%
Gross Margin	65.0%	62.4%	up 2.6 points
R&D and MG&A	$4.8 billion	$4.7 billion	up 2%
Operating Income	$4.5 billion	$3.5 billion	up 30%
Tax Rate	27.1%	24.8%	up 2.3 points
Net Income	$3.3 billion	$3.0 billion	up 12%
Earnings Per Share	66 cents	58 cents	up 14%

Business Outlook
Intel’s Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after October 14.

Q4 2014

•	Revenue: $14.7 billion, plus or minus $500 million.

•	Gross margin percentage: 64 percent, plus or minus a couple of percentage points.

•	R&D plus MG&A spending: approximately $4.9 billion.

•	Restructuring charges: approximately $45 million.

•	Amortization of acquisition-related intangibles: approximately $65 million.

•	Impact of equity investments and interest and other: approximately $175 million net gain.

•	Depreciation: approximately $1.9 billion.

•	Tax rate: approximately 28 percent.

•	Full-year capital spending: $11.0 billion, plus or minus $500 million.

For additional information regarding Intel’s results and Business Outlook, please see the CFO commentary at: www.intc.com/results.cfm.

Status of Business Outlook
Intel’s Business Outlook is posted on intc.com and may be reiterated in public or private meetings with investors and others. The Business Outlook will be effective through the close of business on

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December 12 unless earlier updated; except that the Business Outlook for amortization of acquisition-related intangibles, impact of equity investments and interest and other, restructuring charges, and tax rate, will be effective only through the close of business on October 21. Intel’s Quiet Period will start from the close of business on December 12 until publication of the company’s fourth-quarter earnings release, scheduled for January 15. During the Quiet Period, all of the Business Outlook and other forward-looking statements disclosed in the company’s news releases and filings with the SEC should be considered as historical, speaking as of prior to the Quiet Period only and not subject to an update by the company.

Risk Factors
The above statements and any others in this document that refer to plans and expectations for the fourth quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should” and their variations identify forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Many factors could affect Intel’s actual results, and variances from Intel’s current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be important factors that could cause actual results to differ materially from the company’s expectations.

•
Demand for Intel's products is highly variable. Demand could be different from Intel's expectations due to factors including changes in business and economic conditions; consumer confidence or income levels; customer acceptance of Intel’s and competitors’ products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.

•
Intel's gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in gross margin may also be caused by the timing of Intel product introductions and related expenses, including marketing expenses, and Intel's ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, which may result in restructuring and asset impairment charges.

•	Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term.

•
The amount, timing and execution of Intel's stock buyback program could be affected by changes in Intel's priorities for the use of cash, such as operational spending, capital spending, acquisitions, and because of changes to Intel's cash flows and changes in tax laws.

•
The tax rate expectation is based on current tax law and current expected income. The tax rate may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

•
Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments; interest rates; cash balances; and changes in fair value of derivative instruments.

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•
Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates.

•	Intel’s results could be affected by the timing of closing of acquisitions, divestitures and other significant transactions.

•
Intel's results could be affected by adverse effects associated with product defects and errata (deviations from published specifications), and by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel’s ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the company’s most recent reports on Form 10-K and Form 10-Q.

Earnings Webcast
Intel will hold a public webcast at 2 p.m. PDT today on its Investor Relations website at www.intc.com. A webcast replay and MP3 download will also be available on the site.

Intel plans to report its earnings for the fourth quarter of 2014 on January 15. Immediately following the earnings report, the company plans to publish a commentary by Stacy J. Smith, Intel CFO and executive vice president, at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2 p.m. PDT at www.intc.com.

About Intel
Intel (NASDAQ: INTC) is a world leader in computing innovation. The company designs and builds the essential technologies that serve as the foundation for the world’s computing devices. As a leader in corporate responsibility and sustainability, Intel also manufactures the world's first commercially available "conflict-free" microprocessors. Additional information about Intel is available at newsroom.intel.com and blogs.intel.com and about Intel's conflict-free efforts at conflictfree.intel.com.

Intel, the Intel logo and Core are trademarks of Intel Corporation in the United States and other countries.
*Other names and brands may be claimed as the property of others.

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INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA
(In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	Sep 27, 2014	Sep 28, 2013	Sep 27, 2014	Sep 28, 2013
NET REVENUE	$14,554	$13,483	$41,149	$38,874
Cost of sales	5,096	5,069	15,161	15,924
GROSS MARGIN	9,458	8,414	25,988	22,950

Research and development	2,842	2,742	8,547	7,785
Marketing, general and administrative	1,979	1,970	6,087	6,082
R&D AND MG&A	4,821	4,712	14,634	13,867
Restructuring and asset impairment charges	20	124	238	124
Amortization of acquisition-related intangibles	77	74	222	217
OPERATING EXPENSES	4,918	4,910	15,094	14,208
OPERATING INCOME	4,540	3,504	10,894	8,742
Gains (losses) on equity investments, net	35	452	178	437
Interest and other, net	(25)	(32)	70	(119)
INCOME BEFORE TAXES	4,550	3,924	11,142	9,060
Provision for taxes	1,233	974	3,099	2,065
NET INCOME	$3,317	$2,950	$8,043	$6,995

BASIC EARNINGS PER COMMON SHARE	$0.68	$0.59	$1.63	$1.41
DILUTED EARNINGS PER COMMON SHARE	$0.66	$0.58	$1.58	$1.37

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	4,880	4,981	4,945	4,969
DILUTED	5,045	5,100	5,095	5,095

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INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA
(In millions)

	Sep 27, 2014	Jun 28, 2014	Dec 28, 2013
CURRENT ASSETS
Cash and cash equivalents	$3,143	$3,049	$5,674
Short-term investments	3,451	4,491	5,972
Trading assets	9,000	9,771	8,441
Accounts receivable, net	3,647	3,489	3,582
Inventories
Raw materials	496	503	458
Work in process	2,292	2,071	1,998
Finished goods	1,327	1,369	1,716
	4,115	3,943	4,172
Deferred tax assets	2,168	2,255	2,594
Other current assets	2,439	2,008	1,649
TOTAL CURRENT ASSETS	27,963	29,006	32,084

Property, plant and equipment, net	33,135	33,115	31,428
Marketable equity securities	6,514	6,044	6,221
Other long-term investments	2,153	2,184	1,473
Goodwill	10,556	10,621	10,513
Identified intangible assets, net	4,379	4,697	5,150
Other long-term assets	6,394	6,126	5,489
TOTAL ASSETS	$91,094	$91,793	$92,358

CURRENT LIABILITIES
Short-term debt	$79	$14	$281
Accounts payable	2,597	2,960	2,969
Accrued compensation and benefits	2,931	2,409	3,123
Accrued advertising	1,100	1,067	1,021
Deferred income	2,189	2,171	2,096
Other accrued liabilities	4,923	3,630	4,078
TOTAL CURRENT LIABILITIES	13,819	12,251	13,568

Long-term debt	13,188	13,180	13,165
Long-term deferred tax liabilities	4,029	4,187	4,397
Other long-term liabilities	3,070	2,928	2,972
Stockholders' equity
Preferred Stock	—	—	—
Common stock and capital in excess of par value	22,809	22,475	21,536
Accumulated other comprehensive income (loss)	946	1,120	1,243
Retained Earnings	33,233	35,652	35,477
TOTAL STOCKHOLDERS' EQUITY	56,988	59,247	58,256
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$91,094	$91,793	$92,358

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INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
(In millions)

	Q3 2014	Q2 2014	Q3 2013
CASH INVESTMENTS:
Cash and short-term investments	$6,594	$7,540	$11,373
Trading assets	9,000	9,771	7,773
Total cash investments	$15,594	$17,311	$19,146

CURRENT DEFERRED INCOME:
Deferred income on shipments of components to distributors	$992	$951	$891
Deferred income from software and services group	1,197	1,220	1,202
Total current deferred income	$2,189	$2,171	$2,093

SELECTED CASH FLOW INFORMATION:
Depreciation	$1,891	$1,880	$1,729
Share-based compensation	$281	$303	$268
Amortization of intangibles	$307	$290	$292
Capital spending*	$(2,445)	$(2,828)	$(2,866)
Net cash (used)/received for acquisitions/divestitures	$(56)	$(29)	$(498)
Investments in non-marketable equity instruments	$(215)	$(971)	$(133)
Stock repurchase program	$(4,166)	$(2,081)	$(536)
Proceeds from sales of shares to employees & excess tax benefit	$605	$584	$272
Dividends paid	$(1,095)	$(1,126)	$(1,121)

EARNINGS PER COMMON SHARE INFORMATION:
Weighted average common shares outstanding - basic	4,880	4,981	4,981
Dilutive effect of employee equity incentive plans	76	68	60
Dilutive effect of convertible debt	89	74	59
Weighted average common shares outstanding - diluted	5,045	5,123	5,100

STOCK BUYBACK:
Shares repurchased	119	76	24
Cumulative shares repurchased (in billions)	4.6	4.5	4.3
Remaining dollars authorized for buyback (in billions)	$16.4	$0.5	$3.7

OTHER INFORMATION:
Employees (in thousands)	105.6	104.9	107.2

* $135 million of equipment received in the first nine months of 2014 is excluded from capital spending. The majority of this equipment was prepaid in 2010 and 2011, and was reflected as cash from operations in the respective periods in which the cash was paid.

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INTEL CORPORATION
SUPPLEMENTAL OPERATING SEGMENT RESULTS
(In millions)

	Three Months Ended		Nine Months Ended
	Sep 27, 2014	Sep 28, 2013	Sep 27, 2014	Sep 28, 2013
Net Revenue
PC Client Group	$9,190	$8,440	$25,798	$24,654
Data Center Group	3,700	3,178	10,296	8,899
Internet of Things Group	530	464	1,551	1,263
Mobile and Communications Group	1	353	208	1,049
Software and services operating segments	558	545	1,659	1,599
All other	575	503	1,637	1,410
TOTAL NET REVENUE	$14,554	$13,483	$41,149	$38,874

Operating income (loss)
PC Client Group	$4,120	$3,243	$10,656	$8,377
Data Center Group	1,915	1,520	5,049	3,966
Internet of Things Group	153	152	431	342
Mobile and Communications Group	(1,043)	(810)	(3,096)	(2,274)
Software and services operating segments	29	1	30	(6)
All other	(634)	(602)	(2,176)	(1,663)
TOTAL OPERATING INCOME	$4,540	$3,504	$10,894	$8,742
In the first three months of 2014, we formed the Internet of Things Group, which includes platforms and software optimized for the Internet of Things market segment. Additionally, we changed our organizational structure to align with our critical objectives, which changed information that our Chief Operating Decision Maker (CODM) reviews for purposes of allocating resources and assessing performance. After the reorganization, we have nine operating segments: PC Client Group, Data Center Group, Internet of Things Group, Mobile and Communication Group, McAfee, Software and Services Group, Non-Volatile Memory Solutions Group, Netbook Group, and New Devices Group. All prior-period amounts have been adjusted retrospectively to reflect these operating segment changes, as well as other minor reorganizations.
Our operating segment results shown above are comprised of the following:

•
PC Client Group: Delivering platforms designed for the notebook (including Ultrabook™ devices and 2 in 1 systems) and the desktop (including all-in-ones and high-end enthusiast PCs); wireless and wired connectivity products; as well as home gateway and set-top box components.

•	Data Center Group: Delivering platforms designed for the server, workstation, networking and storage computing market segments.

•
Internet of Things Group: Delivering platforms designed for embedded market segments including retail, transportation, industrial, and buildings and home, along with a broad range of other market segments.

•
Mobile and Communications Group: Delivering platforms designed for the tablet and smartphone market segments; and mobile communications components such as baseband processors, radio frequency transceivers, Wi-Fi, Bluetooth*, global navigation satellite systems, and power management chips.

•	Software and services operating segments consists of the following:

◦	McAfee: A wholly owned subsidiary delivering software products for endpoint security, network and content security, risk and compliance, and consumer and mobile security.

◦	Software and Services Group: Delivering software products and services that promote Intel architecture as the platform of choice for software development.

•	All other category includes revenue, expenses, and charges such as:

◦	Results of operations from our Non-Volatile Memory Solutions Group, Netbook Group, and New Devices Group;

◦	Amounts included within restructuring and asset impairment charges;

◦	A portion of profit-dependent compensation and other expenses not allocated to the operating segments;

◦	Divested businesses for which discrete operating results are not regularly reviewed by our CODM;

◦	Results of operations of startup businesses that support our initiatives, including our foundry business;

◦	Acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.

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INTEL CORPORATION
SUPPLEMENTAL PLATFORM REVENUE INFORMATION

	Q3 2014	Q3 2014	Q3 YTD 2014
	compared to Q2 2014	compared to Q3 2013	compared to Q3 YTD 2013
PC Client Group Platform
Unit Volumes	7%	15%	8%
Average Selling Prices	(2)%	(5)%	(4)%

Data Center Group Platform
Unit Volumes	6%	6%	6%
Average Selling Prices	(1)%	9%	10%

PC Client Group Notebook and Desktop Platform Key Drivers
- Notebook platform volumes increased 21% from Q3 2013 to Q3 2014
- Notebook platform average selling prices decreased 10% from Q3 2013 to Q3 2014
- Desktop platform volumes increased 6% from Q3 2013 to Q3 2014
- Desktop platform average selling prices increased 2% from Q3 2013 to Q3 2014

- Notebook platform volumes increased 11% from the first nine months of 2013 to the first nine months of 2014
- Notebook platform average selling prices decreased 9% from the first nine months of 2013 to the first nine months of 2014
- Desktop platform volumes increased 5% from the first nine months of 2013 to the first nine months of 2014
- Desktop platform average selling prices increased 2% from the first nine months of 2013 to the first nine months of 2014

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INTEL CORPORATION
EXPLANATION OF NON-GAAP MEASURES

In addition to disclosing financial results in accordance with United States (U.S.) generally accepted accounting principles (GAAP), the accompanying Q3 2014 earnings conference contains references to non-GAAP financial measures of gross cash, net cash and other longer term investments, which are used by management when assessing our sources of liquidity and capital resources. We believe these non-GAAP financial measures are helpful to investors in understanding our capital structure and how we manage our resources. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.

SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS

	Sep 27, 2014	Jun 28, 2014	Dec 28, 2013	Dec 25, 2010

GAAP CASH AND CASH EQUIVALENTS	$3,143	$3,049	$5,674	$5,498
Short-term investments	3,451	4,491	5,972	11,294
Trading assets	9,000	9,771	8,441	5,093
Total cash investments	$15,594	$17,311	$20,087	$21,885

GAAP OTHER LONG-TERM INVESTMENTS	$2,153	$2,184	$1,473	$3,026
Loans receivable and other	1,355	1,402	1,226	1,016
Reverse repurchase agreements with original maturities greater than approximately three months	450	385	400	—
NON-GAAP OTHER LONGER TERM INVESTMENTS	$3,958	$3,971	$3,099	$4,042
NON-GAAP GROSS CASH	$19,552	$21,282	$23,186	$25,927

	Sep 27, 2014	Jun 28, 2014	Dec 28, 2013	Dec 25, 2010

GAAP CASH AND CASH EQUIVALENTS	$3,143	$3,049	$5,674	$5,498
Short-term investments	3,451	4,491	5,972	11,294
Trading assets	9,000	9,771	8,441	5,093
Total cash investments	$15,594	$17,311	$20,087	$21,885
Short-term debt	(79)	(14)	(281)	(38)
Long-term debt	(13,188)	(13,180)	(13,165)	(2,077)
NON-GAAP NET CASH (excluding other longer term investments)	$2,327	$4,117	$6,641	$19,770

GAAP OTHER LONG-TERM INVESTMENTS	$2,153	$2,184	$1,473	$3,026
Loans receivable and other	1,355	1,402	1,226	1,016
Reverse repurchase agreements with original maturities greater than approximately three months	450	385	400	—
NON-GAAP OTHER LONGER TERM INVESTMENTS	$3,958	$3,971	$3,099	$4,042
NON-GAAP NET CASH (including other longer term investments)	$6,285	$8,088	$9,740	$23,812